UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2017

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 — Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 6, 2017, HNI Corporation (the "Corporation") made the decision to discontinue the Paoli office furniture brand. The manufacturing of Paoli branded products will cease in the first quarter of 2018. The Corporation is making this decision as part of continued efforts to drive efficiency and simplification, delivering increased value to its shareholders. The Corporation will continue to effectively and efficiently serve Paoli’s market through product offerings within the broader family of HNI brands.

The Corporation estimates the discontinuation will generate a cash payback in less than one year and save $7.0 million annually beginning in the first quarter of 2018. Estimated cash restructuring and other cash costs associated with these actions total approximately $4.0 million, with $0.7 million related to workforce reductions and approximately $3.3 million related to costs associated with production ramp-down and brand discontinuation.

When considering both cash and non-cash costs, the Corporation anticipates charges related to the discontinuation will impact pre-tax earnings an estimated $25.4 million. The following table lists the estimated composition and timing of these charges:

(Dollars in Millions)
Time Period	Restructuring Costs (Cash)	Accelerated Depreciation (Non-Cash)	Other Costs (Non-Cash)	Other Costs (Cash)	Total
Q4 2017	$0.7	$0.2	$20.4	$0.7	$22.0
Q1 2018	—	0.8	—	1.0	1.8
Q2 2018	—	—	—	0.8	0.8
Q3 2018	—	—	—	0.5	0.5
Q4 2018	—	—	—	0.1	0.1
Thereafter	—	—	—	0.2	0.2
Grand Total	$0.7	$1.0	$20.4	$3.3	$25.4

Included in the estimated total cost of $25.4 million are the expected impairments of goodwill and other intangibles of approximately $16 million associated with this brand closure.

This Current Report on Form 8-K contains “forward-looking statements” regarding expectations about the Corporation’s consolidation and realignment actions, including expected charges, estimated cash and non-cash savings, expected profit improvement, costs, and timing. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “believe,” “should,” “project,” or “plan,” or variations thereof or other similar terminology. These forward-looking statements involve risks and uncertainties, and actual results could differ materially from those predicted by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include current economic and other conditions in the global marketplace, changes in the market in which the Corporation operates, actions by retailers and consumers, competition, ability to successfully and timely implement closing, consolidation and logistical realignment initiatives, assumptions related to savings, profit improvements, charges and costs, and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  Such forward-looking statements speak only as of the date of this Current Report. The Corporation undertakes no obligation to update, amend, or clarify forward-looking statements.

Item 2.06	Material Impairments.

The information set forth in Item 2.05 is incorporated herein by reference into this Item 2.06.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	December 6, 2017	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary